Exhibit 23(p)6

                          Code of Ethics - Morningstar



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                            COMPLIANCE POLICY MANUAL
                                 CODE OF ETHICS

                              MORNINGSTAR FAMILY of
                         REGISTERED INVESTMENT ADVISERS

                                      2007

                                        1
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INTRODUCTION

COMPLIANCE WITH THE ADVISERS ACT

Ibbotson Associates, LLC, Ibbotson Associates Advisers, Inc., Morningstar Associates, LLC, and Morningstar Investment Services, Inc. (each a "RIA", collectively "the RIAs") are investment advisers registered with the Securities and Exchange Commission ("SEC") pursuant to Section 203 of the Advisers Act.

RULE 206(4)-7(c) OF THE ADVISERS ACT REQUIRES EACH INVESTMENT ADVISER REGISTERED WITH THE SEC TO DESIGNATE A CHIEF COMPLIANCE OFFICER. THE CHIEF COMPLIANCE OFFICER IS EMPOWERED WITH FULL RESPONSIBILITY AND AUTHORITY TO DEVELOP AND ENFORCE APPROPRIATE POLICIES AND PROCEDURES THAT ARE REASONABLY DESIGNED TO PREVENT ADVISERS ACT VIOLATIONS. IN ACCORDANCE WITH THE ABOVE-MENTIONED RULE, THE CHIEF COMPLIANCE OFFICER FOR EACH RIA IS:

                             SCOTT SCHILLING ("CCO")
                             -----------------------

This Manual has been developed to assist each RIA and its employees in complying with the Advisers Act and other applicable statues. In those instances where an issue or situation is not covered within the Manual, please contact the CCO at
(312) 696-6168 or (312) 616-7829 [Work Phone], (312) 259-2624 [Cell Phone], or
scott.schilling@morningstar.com.

EMPLOYEE RESPONSIBILITIES

Each RIA employee is responsible for taking the steps necessary to support a 'culture of compliance'. The goal of such support is to create an environment that recognizes and supports the role of strong compliance and ethical practices. Employees can show their support by attending compliance meetings, fulfilling compliance reporting responsibilities, and bringing matters to the CCO that may impact our ability to comply with our regulatory requirements or our fiduciary responsibility to our clients.

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CODE of ETHICS

APPLICABLE RULES/REGULATIONS

INVESTMENT ADVISERS ACT
       RULE 204A-1

BACKGROUND

Each RIA is dedicated in providing effective and professional investment management services to its clients. The reputation of each RIA is a reflection of the quality of its employees and their dedication in supporting the ethical culture of the firm. Every RIA employee is expected to demonstrate the highest standards of moral and ethical conduct including placing client's interests ahead of their own and those of the RIA and protecting client's non-public personal information.

The Code of Ethics is as follows.

Fiduciary Duty to Clients
-------------------------

The SEC and the Supreme Court have stated that registered investment advisers have a fiduciary responsibility to their clients. Fiduciary responsibility includes the duty of placing the interests of the client before that of the firm and its employees. Failure in fulfilling such fiduciary responsibility may cause the adviser to be in violation of the anti- fraud provisions of the Advisers Act.

POLICY

The RIAs fiduciary duty to clients includes:
   o Making suitable recommendations based on what the client has informed us as their needs, personal situation, financial circumstances and investment objectives. If client declines to provide such information, recommendations may be made using prudent assumptions about the client;
   o Having an adequate basis/support for any and all recommendations, representations, and forecasts;
   o   Treating all clients fairly and equitably;
   o Disclosing material facts (facts that are necessary for a client to make a fully informed decision) and conflict of interests; and
   o Complying with applicable federal securities laws, including the Advisers Act of 1940, GLB Act and the Securities Exchange Act of 1934.

In addition each RIA and its employees are subject to broad anti- fraud provisions which prohibit:
   o   employing any device or scheme to defraud a client;
   o making any untrue and/or misleading statement to a client or omitting to state a material fact;
   o engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client; or
   o   engaging in any manipulative act or practice with respect to a client.

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CODE OF ETHICS (CONTINUED)

A breach of any of the above duties or obligations may, depending on the circumstances, expose the RIA and its employees to federal and/or state disciplinary actions, or potential criminal and civil liability.

Professional Responsibilities
-----------------------------

In addition to the fiduciary responsibilities discussed above, it is important that employees possess the requisite qualifications and attributes including experience, education, prudent judgment, and the highest standards of moral and ethical conduct.

POLICY

A RIA employee is prohibited from:
   o   Guaranteeing investment performance;
   o Falsely stating or misrepresenting her/his credentials (e.g., professional designation);
   o Selling products and/or services by means of any manipulative, deceptive or fraudulent device;
   o Stating or implying that the SEC, DoL, NASD, or any state regulatory body endorses the products/services offered by the RIA;
   o   Rendering legal or tax advice to clients;
   o Communicating non-public information about the RIA or its affiliates to persons outside of the RIA or Morningstar, Inc.;
   o Communicating information to clients that is based solely on rumor or speculation;
   o Buying or selling a client's security while in possession of inside information about that client or tipping such inside information to others;
   o Signing a client's name to any document, even if the client gives permission to do so;
   o Instructing the client to pay them directly for services rendered by the RIA;
   o Accepting cash, checks or other forms of payment from a client that is made payable to them;
   o   Lending money to a client;
   o   Borrowing money or securities from a client;
   o   Settling a client complaint on their own;
   o Stating or implying that the RIA's product/service is offered by and/or that the employee works for Morningstar Inc.;
   o Becoming a full-time employee or serving as a director of another company (limited exceptions are available); and
   o Acquiring or deriving personal gain or profit from any business or investment opportunity that comes to her/his attention as a result of her/his duties within the RIA or their association with client.

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CODE OF ETHICS (CONTINUED)

Client's Non-Public Personal Information
----------------------------------------

It is important that each RIA and its employees hold client's non-public, personal information strictly confidential and take all reasonable measures to preserve its confidentiality. A client's sensitive information includes such things as their personal and/or financial situation, the portfolio the y are invested in, the transaction history of their account, and forthcoming rebalancing/reallocation decisions (collectively "sensitive information").

POLICY

To mitigate sensitive information from being made available to unauthorized persons (i.e., persons who do not need to know such information to perform their assigned tasks or persons outside the RIA), employees, at a minimum, are to:
   o Refrain from discussing sensitive information in public places, such as elevators, hallways, or social gatherings;
   o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;
   o Avoid exposing documents containing sensitive information to areas where they may be read by unauthorized persons (e.g., printers and fax machines);
   o Store documents containing sensitive information in a secure location when they are not in use;
   o Sign-off from all computer systems, which may contain sensitive information when you are away from your desk and utilize a password protected screensaver;
   o   Refrain from using `simple' passwords (e.g., "Mstar", "May2007"); and
   o Exercise care in faxing sensitive information, notifying the recipient of the information by phone or email that the material is being sent.

It is the RIAs policy to:
   o   Limit the number of employees with access to sensitive information;
   o Place servers with sensitive information in a secure location and in a controlled environment; and
   o Lock access to a system with sensitive information if the user fails to enter the correct password within a certain number of tries.

It is important to note that while maintaining the confidentiality of sensitive information is of up most importance, it does not preclude employees from their duty to report any suspected illegal activities by clients and/or an intermediary (e.g., a client's investment adviser representative) to the CCO.

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CODE OF ETHICS (CONTINUED)

Gifts
-----

By definition, gifts are anything of value. They include cash, goods, tickets, services, special considerations, or other types of benefits such as travel and entertainment (each a "gift", collectively "gifts"). In order to maintain independence and objectivity, receiving gifts from clients and/or their representatives or giving gifts to clients and/or their representatives should be limited to those of a de minimis amount or, in certain instances, avoided completely.

POLICY

GIFTS TO CLIENTS
----------------

It is the RIAs policy that employees should not give a gift that is intended or would be reasonably judged to have the likely effect of causing the recipient to act in a manner that is inconsistent with their fiduciary duty or make them feel beholden to the RIA or an employee. Therefore, it is the RIAs policy to limit gifts to clients to $100 or less per person per calendar year. It is the RIAs policy that cash gifts (i.e., coins or currency) are strictly prohibited.

   o    DEFINITIONS:
          o "Client" includes an institution (e.g., plan provider, advisory firm); an institution's employees, agents or representatives and individuals using our advisory services (e.g., plan participants, retail customers).
          o "Gift" includes holiday gifts such as gift baskets, wine and miscellaneous gifts given during the December holidays.

   o    EXCEPTION: The following will not be considered a gift:
          o Ordinary, infrequent, non-excessive business-related meals or entertainment (e.g., ticket to a non-major sporting event) with a client that is organized by the RIA and where a RIA employee is present.
                o The business-related meal or entertainment is required to be reported on an expense reimbursement form (or its equivalent) and is to include transportation and/or lodging expenses that were incurred in conjunction with the business meal or entertainment. This form must be approved, at a minimum, by the employee's supervisor and should list the attendees and their employer.
          o Sponsorship of a marketing event by an RIA where a RIA employee(s) is present.
          o Promotional items such as pens, notepads, golf balls , hats, and other logo-stamped chatchkas whose value is $30 or less.

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CODE OF ETHICS (CONTINUED)

Gifts (continued)
-----------------

POLICY (continued)

   o   EXCEPTION: THE FOLLOWING WILL NOT BE CONSIDERED A GIFT (CONTINUED):
          o Personal gifts such as a wedding gift, retirement gift or a congratulatory gift for the birth of a child provided they are not in relation to the business of the employer of the recipient.
                o In determining whether a gift is "in relation to the business of the employer of the recipient," it is the RIAs policy to consider a number of factors, including the nature of any pre-existing personal or family relationship between the person giving the gift and the recipient, and whether the employee paid for the gift.
                o If the RIA bears the cost of a gift, either directly or by reimbursing an employee, the gift will be counted towards the $100 limit.

In order to monitor gift giving activities, it is the RIAs policy that employees document gifts given to existing or prospective clients or their representatives. This documentation - to be submitted to the RIA's marketing department or some other designated department at a minimum quarterly -- is to include,
   o   Recipient name(s) and their employer,
   o   a description of the gift given,
   o   cost (if actual is not known, an estimated value), and
   o   date the gift was given.

Holders of the above documentation (e.g., marketing department) are to maintain the above records and have them readily available should they be requested by the CCO.

A gift should be valued at the higher cost or market value and may exclude taxes or delivery charges. For a gift sent to multiple recipients, the value of the gift is to be pro-rated for purposes of the $100 limit. For example, if sent a gift basket valued at $250 to a client's marketing department that consist of five employees, for purposes of the $100 limit, each person will be reflected as receiving a $50 gift. Promotional items such as pens, notepads, golf balls and other logo-stamped chatchkas whose value is $30 or less will not be counted toward the $100 limit. However, promotional items valued at greater than $30 will count toward the $100 limit even if such items are stamped with the RIA's logo.

Lastly, each RIA and its employees need to be careful not to run afoul of peripheral regulations -- like the federal Foreign Corrupt Practices Act, which allows only low-value gifts to overseas officials, political parties, and candidates.

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CODE OF ETHICS (CONTINUED)

GIFTS TO CLIENTS - SUMMARY
--------------------------

Gifts include: (1) cash; (2) goods (includes gift baskets, food); (3) promotional items (logo stamped chatchkas); (4) entertainment (includes meals, tickets to sporting events); (5) travel.

Gifts do not include: (1) ordinary, infrequent, non-excessive business meal; (2) ordinary, infrequent, non-excessive entertainment (includes tickets to a non-major sporting event); (3) marketing sponsorship where a RIA employee is present at the event; and (4) gifts given based on a personal relationship with client.

Decision Tree
-------------

IS THE ITEM INTENDED TO BE GIVEN A GIFT AS DEFINED BY THE POLICY?
     o  NO - Can provide to client. Must report activity on an Expense Report
     o  YES - IS THE GIFT CASH?
            o  YES - STOP; POLICY PROHIBITS
            o  NO - IS THE GIFT OVER $100
                  o  YES - STOP; POLICY PROHIBITS
                  o  NO - IS GIFT A PROMOTIONAL ITEM UNDER $30?
                        o YES - Can give gift. Does not count toward client's $100 limit
                        o  NO - GIVEN THIS CLIENT A GIFT DURING THIS CALENDAR
                           YEAR?
                              o  NO - Allowed to give gift. Complete gift form.
                              o  YES - HAS CLIENT ALREADY REACHED ITS $100
                                 LIMIT?
                                     o  YES - STOP; POLICY PROHIBITS
                                     o  NO - WILL THE VALUE OF THIS GIFT EXCEED
                                        CLIENT'S $100 LIMIT?
                                           o  YES - STOP; POLICY PROHIBITS
                                           o  NO - Allowed to give gift.
                                              Complete gift form.

IF IN DOUBT OR IF A SPECIFIC SITUATION IS NOT COVERED ABOVE, PLEASE CONTACT THE CCO.

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CODE OF ETHICS (CONTINUED)

Gifts (continued)
-----------------

POLICY (continued)

GIFTS FROM CLIENTS
------------------

It is the RIAs policy that employees may not accept, directly or indirectly, from clients gifts that are in excess of $100 per calendar year per client.
   o This restriction does not include an occasional, non-excessive business meal, tickets to a non-major sporting event or other similar entertainment as long as a client representative is present. However, an employee must inform their supervisor in writing (e.g., email) that they attended such event, the name of the client, the date of the event and the type of activity that took place (i.e., business meal, baseball game). Supervisors are to maintain such records and have them readily available should they be requested by the CCO.
   o It is the RIAs policy not to accept any gift - even if it is under $100 --if it is intended or could be reasonably judged as causing us to act in a manner that is inconsistent with our fiduciary duty or make us feel beholden to the client or their representatives.
   o   Receipt of cash gifts are strictly prohibited at any amount.
   o Promotional items such as pens, notepads, golf balls , hats, and other logo-stamped chatchkas of the client whose value is $30 or less are not counted against the $100 limit.
   o In the event that a gift is sent unbeknownst to an employee by mail or by overnight carrier, the employee is to contact their supervisor immediately. If the value is estimated to be $100 or more, the supervisor will arrange for the return of the gift to the offeror or for the gift to be donated to a charity. In addition, the supervisor will document the name of the client who sent the gift, the date the gift was received, description of the gift, and the date it was sent back to the offeror or given to charity (if the latter, document the name of the charity). Supervisors are to maintain such records and have them readily available should they be requested by the CCO. If feasible, gifts under $100 should be shared with all employees.

Each RIA employee is prohibited from actively soliciting for themselves or the firm gifts, meals, entertainment or travel expenses from a client, service provider, fund company, or any other entity with which the firm does business with.

It is the RIAs policy for employees not to accept gifts directly from fund companies, ETF sponsors, or their distributors or investment adviser/ sub-adviser, or brokerage firms unless they are promotional items estimated to be under $30. Likewise, it is the RIAs policy for employees not to accept offers from fund companies, ETF sponsors, or their distributors or investment adviser/sub-adviser, or brokerage firms to pay travel, hotel and/or other costs associated with a seminar attended by the employee.

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CODE OF ETHICS (CONTINUED)

Gifts (continued)
-----------------

POLICY (continued)

GIFTS FROM CLIENTS
------------------

In order to monitor gifts received, it is the RIAs policy that employees document gifts received from clients. This documentation - to be submitted to the RIA's marketing department or some other designated department at a minimum quarterly -- is to include, at a minimum,
   o   offeror's name(s) and their employer,
   o   a description of the gift received,
   o   cost (if actual is not known, an estimated value), and
   o   date the gift was received.

GIFTS FROM CLIENTS - SUMMARY
----------------------------

Gifts include: (1) cash; (2) goods (includes gift baskets, food); (3) promotional items (logo stamped chatchkas); (4) entertainment (includes meals, tickets to sporting events); (5) travel.

Gifts do not include: (1) ordinary, infrequent, non-excessive business meal; and
(2) ordinary, infrequent, non-excessive entertainment (includes tickets to a non-major sporting event).

Decision Tree
-------------

Gift Received Directly from Client
----------------------------------

DID EMPLOYEE RECEIVE A GIFT AS DEFINED BY THE POLICY?
     o  NO - Employee must report activity attended to supervisor.
     o  YES - IS THE GIFT CASH?
            o  YES - STOP; EMPLOYEE CAN NOT ACCEPT.
            o  NO - IS GIFT A PROMOTIONAL ITEM ESTIMATED TO BE UNDER $30?
                   o YES - Employee can accept gift. Gift does not need to be reported.
                   o  NO - IS GIFT FROM A FUND COMPANY, ETF SPONSOR, ETC.?
                          o  YES - STOP; EMPLOYEE CAN NOT ACCEPT.
                          o NO - HAS EMPLOYEE RECEIVED GIFT PREVIOUSLY FROM THIS CLIENT IN THIS CALENDAR YEAR?
                                 o NO - Employee can accept gift. Must fill out gift form.
                                 o  YES - WOULD ACCEPTING THIS GIFT CAUSE THE
                                    $100 LIMIT TO BE EXCEEDED?
                                        o  YES - STOP; EMPLOYEE CAN NOT ACCEPT.
                                        o  NO - Employee can accept gift. Must
                                           fill out gift form.

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CODE OF ETHICS (CONTINUED)

GIFTS FROM CLIENTS - SUMMARY (CONTINUED)
----------------------------------------

Decision Tree
-------------

Gift Received in Mail/Overnight Carrier
---------------------------------------

IS THE GIFT RECEIVED CASH?
      o  YES - STOP; Employee can not accept. Contact supervisor immediately.
      o  NO - IS GIFT ESTIMATED TO BE $100 OR MORE?
              o YES - STOP; EMPLOYEE CAN NOT ACCEPT. CONTACT SUPERVISOR IMMEDIATELY.
              o NO - IS GIFT A PERISHABLE ITEM OR SOME OTHER FOOD PRODUCT (E.G., POPCORN)?
                      o  YES - MAKE GIFT AVAILABLE TO ALL RIA EMPLOYEES.
                      o  NO - IS GIFT A PROMOTIONAL ITEM UNDER $30?
                             o  YES - Employee can accept gift.
                             o NO - HAS EMPLOYEE RECEIVED GIFT PREVIOUSLY FROM THIS CLIENT IN THIS CALENDAR YEAR?
                                    o NO - Employee can accept gift. Must fill out gift form.
                                    o  YES - DOES GIFT CAUSE THE $100 LIMIT TO
                                       BE EXCEEDED?
                                          o YES - STOP; EMPLOYEE CAN NOT ACCEPT
                                            GIFT.
                                          o NO - Employee can accept gift. Must
                                            fill out gift form.

IF IN DOUBT OR IF A SPECIFIC SITUATION IS NOT COVERED ABOVE, PLEASE CONTACT THE CCO.

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CODE OF ETHICS (CONTINUED)

Conflicts of Interest
---------------------

As a fiduciary, investment advisers have an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interests and by fully disclosing all material facts concerning any conflict that may arise with respect to any client.

In general, conflicts of interests are those situations when the interests of the employee/firm differ from the interests of the client. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to a client or clients.

POLICY

Conflicts of interests are to be disclosed, at a minimum, within the RIA's Form ADV Part II. Other means of such disclosure may include marketing materials and/or verbal communications with clients or prospective clients.

It is the RIAs policy not to favor the interests of one client or one group of clients over others (e.g., larger accounts over smaller accounts, accounts of employees and/or their immediate family over all other accounts, and accounts which produce higher compensation for the adviser over the others that do not).

It is the RIAs policy that each employee promptly report any situation or transaction which they believe involves an actual or potential conflict of interest to the CCO.

It is the RIAs policy to strictly prohibit employees from using knowledge about pending or currently considered securities transactions for clients to profit personally either directly or indirectly, including by purchasing or selling such securities.

Personal Security Transactions/Holdings
---------------------------------------

The personal security records required under Rule 204A-1 are intended as a means of bringing inappropriate trading practices to light. It requires, among other things, an "access person" to report to the CCO (or her/his designee) a list of "reportable securities" in which they ha ve a "beneficial ownership" in and transactions made in "reportable securities". The timing of those reports are as follows:

       Transactions -- Quarterly
       -------------------------
       Within 30 calendar days after a calendar quarter end, each "access person" must report any transaction made in a "reportable security" during the previous quarter.

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CODE OF ETHICS (CONTINUED)

Personal Security Transactions/Holdings (continued)
---------------------------------------------------

       Holdings - Initially and Annually
       ---------------------------------
       Upon becoming an "access person" (e.g., once they become employed by the RIA) and annually thereafter, employee must provide an inventory of all "reportable securities" in which they have a "beneficial ownership".

Definitions
-----------
"ACCESS PERSON" is defined as a person who:
   (1) Is an officer of the RIA,
   (2) makes or participates in making investment recommendations to clients, or
   (3) has the ability to access nonpublic information regarding a client's security holdings including what recommendations were given or will be given to them and what securities they currently hold or will be holding.

At the CCO's discretion, consultants, independent contractors, or interns used by the RIA whose duties may expose them to (2) and/or (3) above may be deemed an access person.

"REPORTABLE SECURITIES", include:
       o   stocks,
       o   bonds,
       o   derivatives (e.g., options, futures),
       o   closed-ends funds,
       o   Exchanged Traded-Funds (ETFs),
       o   529 Plans,
       o   hedge funds,
       o   private placements,
       o OPEN-END MUTUAL FUNDS IN WHICH THE RIA IS AN INVESTMENT ADVISER OR SUB-ADVISER TO (PLEASE CONTACT THE CCO FOR THE LIST OF THOSE FUNDS), AND
       o UNIT INVESTMENT TRUST IN WHICH THE RIA IS AN INVESTMENT ADVISER OR SUB-ADVISER TO (PLEASE CONTACT THE CCO FOR THE LIST OF THOSE FUNDS).

"REPORTABLE SECURITIES", DOES NOT INCLUDE:
   o Direct obligations of the Government of the United States (e.g., U.S Treasury Bonds);
   o Money market instruments such as bank certificates of deposit, commercial paper, and high quality short-term debt instruments (which is an instrument having a maturity of less than 366 days and is rated in one of the highest two rating categories by a NRSRO);
   o Shares in open-end mutual funds including money market funds (EXCEPT FOR THOSE IN WHICH THE RIA IS AN INVESTMENT ADVISER OR SUB-ADVISER TO);
   o Units in a unit investment trust (EXCEPT FOR THOSE IN WHICH THE RIA IS AN INVESTMENT ADVISER OR SUB-ADVISER TO) which includes separate accounts supporting an insurance company's variable insurance contracts, like for example a variable annuity; and
   o   Cashless exercise of an employee's Morningstar, Inc. stock options.

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CODE OF ETHICS (CONTINUED)

Personal Security Transactions/Holdings (continued)
---------------------------------------------------

In addition to "reportable securities" that may be at a brokerage firm and/or a bank, it also includes those that are within a brokerage window of a 401k plan. However, it excludes "reportable securities" in accounts in which you have "no direct or indirect influence or control" such as an account that you have delegated to a financial professional the authority to make trades without first seeking your authorization (i.e., discretionary accounts) or are affected through an automatic investment plan.

BENEFICIAL OWNERSHIP is where an ACCESS PERSON has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction. Generally, this includes REPORTABLE SECURITIES that are owned by immediate family members residing in your home (e.g., a REPORTABLE SECURITY held in an account that is under your spouse or partner's name).

POLICY

All "access persons" will be required to submit quarterly a Personal Security Transaction Report to Compliance. Those persons having no "reportable securities" for the quarter must state that fact on their reports by writing "NONE", fill in the reporting date and their name, sign and submit the report to Compliance.

All "access persons" will be required to submit an Annual Holdings Report to Compliance once every 12 months. Those persons having no "reportable securities" must state this fact on their reports by writing "NONE", fill in the reporting date and their name, sign and submit the report to Compliance.

All "access persons" will be required to obtain written approval from the CCO PRIOR TO participating in an initial public offering ("IPO") or investing in a private placement (which includes hedge funds).

All employees are prohibited from executing a transaction in a "reportable security" when it is listed on Morningstar, Inc.'s Restricted List. The Restricted List is updated continuously and is available on the Pond under the "Restricted Investments" section located at the lower right-hand side of the web page.

It is the RIAs policy that the CCO has the right to request from an employee or employees duplicate trade confirmations and/or account statements for a given period.

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CODE OF ETHICS (CONTINUED)

Insider Trading
---------------

Like many active market participants, investment advisers may have access to material information that has not been publicly disseminated. In order to combat misuse of this information by advisers, their employees, or affiliates, through insider trading or otherwise, Congress added Section 204A to the Advisers Act.
Section 204A requires an investment adviser to adopt policies and procedures to preserve the confidentiality of information and prevent possible insider trading.

Violations of insider-trading laws have occurred when persons traded on nonpublic information such as:
   o   a company had sustained its first and unexpected loss;
   o substantial change, both positive and negative, in a company's earnings projections; or
   o a tender offer to be made for a company's securities above the market price.

Legal sanctions have been applied to:
   o   persons inside a company who traded the stock;
   o persons inside the company who told persons outside the company who traded the stock.

Although the term 'Insider Trading' is not defined under federal securities law, it is generally considered to mean:
   o   The use of material, nonpublic information to trade securities; or
   o   The communication of material nonpublic information to others.
           o In this context, information is "material" if there is a substantial likelihood a reasonable investor would consider the information important in making a securities-related decision. Positive or negative information may be material.
           o information is "non-public" if it has not been disseminated in a manner making it available to investors generally.

"Awareness" Standard
An employee will be liable for securities bought or sold while being "aware" of inside information except in the following three (3) situations:
   o The employee can demonstrate that before becoming aware of the inside information, the employee entered into a binding contract to trade that security;
   o The employee provided instructions to a broker/financial adviser to execute a trade before becoming aware of inside information;
   o The employee adopted, and had previously adhered to, a written plan specifying purchases or sales of a security prior to becoming aware of inside information.

---------------------------

POLICY

It is the RIAs policy to strictly prohibit employees from trading while in possession of material, nonpublic information. Employees are also strictly prohibited from communicating material nonpublic information to others.

In order to reduce the possible misuse of inside information, it is the RIAs policy to have its employees follow these guidelines:
   o If an employee receives inside information, they must immediately notify their supervisor and the CCO.
   o Except as noted in the above bullet point, no employee may communicate inside information to others (i.e., no tipping).
   o No employee may trade in a security while in possession of inside information about that security or the issuer of that security.
   o No employee is allowed to trade securities of issuers contained on the Restricted List.
   o To prevent sensitive information from being made available to unauthorized persons; the following guidelines should be followed:
           o Refrain from discussing sensitive information (which would include any upcoming rebalancing/reallocation) in public places, such as elevators, hallways, or social gatherings;
           o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations;
           o Avoid placing documents containing sensitive information in areas where they may be read by unauthorized persons;
           o Store documents containing sensitive information in a secure location when they are not in use.
           o Sign-off from all computer systems, which may contain sensitive information when you are away from your desk and utilize a password protected screensaver.

Firm's Confidential Information
-------------------------------

No employee shall disclose confidential information concerning the RIA or its affiliates to anyone outside the RIA or Morningstar, Inc. without the prior approval of the CCO. Employees can disclose to clients information contained within Morningstar, Inc.'s 10-Q, 10-K, or 8-K including, if applicable, the status of regulatory investigations of the RIA or its affiliates.

In addition, any request for information that is not generally released in the normal course of business, should be referred to the CCO for determination as to whether or not such request will be fulfilled.

Requests from or Visits by Regulatory Authorities
-------------------------------------------------

All contacts, inquiries, or requests - written or oral - for information or documents by governmental or self-regulatory authorities (e.g., SEC, DoL, NASD), should be REPORTED IMMEDIATELY to the CCO. In the case of telephone requests, the employee receiving the request should obtain the name, agency, address, and telephone number of the representative making such request.

Subpoenas or Other Legal Process
--------------------------------

Only officers of a RIA may accept a subpoena or other legal process related to the firm. If a non-officer employee is attempted to be served, they must IMMEDIATELY CONTACT the CCO.

Reporting Violations
--------------------

Each employee is required to promptly report to the CCO any Code of Ethics violations that come to their attention. A Code of Ethics violation may be reported to the CCO either in writing or verbally. In lieu of reporting directly to the CCO, an employee may report a Code of Ethics violation using MySafeWorkplace website (www.mysafeworkplace.com) or by calling 1-800-461-9330.

POLICY

Upon notification of an alleged violation, the CCO will investigate the matter fully. Once the CCO is satisfied that she/he has all the necessary facts, the applicable RIA President will be provided a recommendation as to what action should be taken. If the alleged violation relates to the RIA's President, the CCO will provide a recommendation to the parent company's CEO and/or General Counsel. The following are some general guidelines a CCO may follow if a violation has been determined:

       o INDIVIDUAL'S 1st VIOLATION - written warning to the individual, "cc" the individual's supervisor and the President.
       o INDIVIDUAL'S 2nd VIOLATION - written document to the President, "cc" the individual and her/his supervisor, requesting that disciplinary action be taken.
       o INDIVIDUAL'S 3rd VIOLATION - written document to the President, "cc" the individual and her/his supervisor, requesting that the individual be terminated.